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                   [Letterhead of Weil, Gotshal & Manges LLP]
                                 (212) 310-8000


                                 October 8, 1999

Avatex Corporation
5910 North Central Expressway
Suite 1780
Dallas, Texas 75206

Avatex Funding, Inc.
5910 North Central Expressway
Suite 1780
Dallas, Texas 75206

Ladies and Gentlemen:

                  We have acted as counsel to Avatex Corporation, a Delaware corporation (the "Company"), and Avatex Funding, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Avatex Funding"), in connection with the preparation and filing of the Registration Statement of the Company and Avatex Funding on Form S-4 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (a) up to 33,510,987 shares of common stock, par value $.01 per share (the "New Avatex Common Stock"), of the Company, (b) warrants (the "Warrants") to purchase 2,750,000 shares of New Avatex Common Stock, (c) 2,750,000 shares of New Avatex Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), (d) $34,000,000 aggregate principal amount of 6.75% notes due 2002 of Avatex Funding (the "6.75% Notes"), and (e) the guarantee by the Company of the obligations of Avatex Funding under the 6.75% Notes (the "Guarantee"), all of which are to be issued to stockholders of the Company pursuant to the terms of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 18, 1999, between the Company and Xetava Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, pursuant to which Xetava will merge with and into the Company (the "Merger").

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Avatex Corporation
Avatex Funding, Inc.
October 8, 1999
Page 2

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (a) the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), (b) the Merger Agreement, (c) the form of Indenture pursuant to which the 6.75% Notes will be issued (the "Indenture") that was filed as an exhibit to the Registration Statement, (d) the form of Warrant Agreement pursuant to which the Warrants will be issued (the "Warrant Agreement") that was filed as an exhibit to the Registration Statement, and (e) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and Avatex Funding, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and Avatex Funding and upon the representations and warranties of the Company contained in the Merger Agreement. The opinions set forth below are also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Trustee.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The shares of New Avatex Common Stock to be issued pursuant to the Merger Agreement in connection with the Merger and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

                  2. The Warrants have been duly authorized and, when duly executed on behalf of the Company, duly countersigned by the warrant agent and issued and delivered in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and

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Avatex Corporation
Avatex Funding, Inc.
October 8, 1999
Page 3

remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3. The Warrant Shares issuable upon exercise of the Warrants and registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the terms and conditions contained in the Warrants and the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

                  4. The 6.75% Notes to be issued pursuant to the Merger Agreement and the Indenture in connection with the Merger and registered pursuant to the Registration Statement have been duly authorized and, when duly executed on behalf of Avatex Funding, authenticated by the trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of Avatex Funding, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the waiver of rights under any usury laws contained in the Indenture may be unenforceable.

                  5. The Guarantee registered pursuant to the Registration Statement has been duly authorized, and, when the 6.75% Notes have been duly executed on behalf of Avatex Funding, authenticated by the trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that the waiver of rights under any usury laws contained in the Indenture may be unenforceable.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

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Avatex Corporation
Avatex Funding, Inc.
October 8, 1999
Page 4

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP